Exhibit 1





SALE OF BUSINESS AGREEMENT



between:



SOFTLINE LIMITED



and



FLAGMAN INVESTMENTS (PROPRIETARY) LIMITED
(WHICH NAME IS TO BE CHANGED TO SAGE SOFTWARE (SA) (PROPRIETARY) LIMITED)

                                                      BOWMAN GILFILLAN INC.
                                                9th Floor, Twin Towers West
                                                               Sandton City
                                                              Sandton, 2146
                                                  Telephone: (011) 881-9800
                                                        Fax: (011) 883-4505

                                    CONTENTS

1.    INTERPRETATION...................................................................................4
2.    SUSPENSIVE CONDITIONS...........................................................................10
3.    SALE............................................................................................14
4.    ASSUMPTION OF THE LIABILITIES...................................................................15
5.    PURCHASE PRICE OF THE BUSINESS AND ALLOCATION OF THE PURCHASE PRICE.............................18
6.    PAYMENT OF THE PURCHASE PRICE...................................................................19
7.    DELIVERY........................................................................................20
8.    OWNERSHIP, RISK AND BENEFIT.....................................................................26
9.    ASSIGNMENT OF CONTINUING CONTRACTS..............................................................26
10.      WARRANTIES AND UNDERTAKINGS..................................................................27
11.      THE TRADE NAMES..............................................................................32
12.      RECORDAL.....................................................................................33
13.      RELEASE OF SURETYSHIPS AND GUARANTEES........................................................34
14.      WARRANTIES BY THE PURCHASER..................................................................34
15.      MORE FAVOURABLE OFFER........................................................................37
16.      BREACH.......................................................................................38
17.      ANNOUNCEMENTS AND CONFIDENTIALITY............................................................39
18.      GENERAL PROVISIONS FOR INDEMNITIES...........................................................40
19.      INSOLVENCY NOTICES...........................................................................44
20.      DELEGATION OF OBLIGATIONS IN RESPECT OF UNCLAIMED DIVIDENDS..................................44
21.      ARBITRATION..................................................................................45
22.      GENERAL......................................................................................46
23.      ADDRESSES FOR LEGAL PROCESS AND NOTICES......................................................49
24.      EXERCISE OF THE STEVEN BECK OPTION...........................................................50

APPENDICES:

1.       American Sale Shares (clause 1.1.3), American Subsidiaries (clause 1.1.4) and Direct American
         Subsidiaries (clause 1.1.15)
2.       Australian Subsidiaries (clause 1.1.7)
3.       Canadian Sale Shares (clause 1.1.10) and Direct Canadian Subsidiary (clause 1.1.16)
4.       Continuing Contracts (clause 1.1.14)
5.       Irish Sale Shares (clause 1.1.25), Irish Subsidiaries (clause 1.1.26) and Direct Irish Subsidiary
         (clause 1.1.17)
6.       South African Sale Shares (clause 1.1.35), South African Subsidiaries (clause 1.1.36) and Direct
         South African Subsidiaries (clause 1.1.18)
7.       Shareholder Loans (clause 1.1.20)
8.       Integrity Software Sale Shares (clause 1.1.23)
9.       Island Pacific Sale Shares (clause 1.1.28)
10.      Management Accounts (clause 1.1.30)
11.      Contracts requiring consent of third parties (clause 2.2.12)
12.      Guarantee from The Sage Group plc (clause 2.2.13)
13.      Form of Resolution in terms of section 228 of the Companies Act (clause 2.7)
14.      Manner of distribution (clause 4.3)
15.      Form of cession or assignment (clause 7)
16.      Appointment of directors (clause 7)
17.      Warranties in respect of the Business (clause 10.2)
18.      Warranties in respect of the South African Subsidiaries, the Irish Subsidiaries, Lorge Consulting
         and Pastel Software (clause 10.3)
19.      Warranties in respect of the Australian Subsidiaries (clause 10.4)
20.      Warranties in respect of the American Subsidiaries (clause 10.5)
21.      Warranties in respect of the Canadian Subsidiaries (clause 10.6)
22.      Warranties in respect of Integrity Software and Island Pacific (clause 10.7)
23.      Disclosure schedule (clause 10.12)
24.      Transaction costs (clause 22.3.1)
25.      Liquidator's costs (clause 22.3.2)

SALE OF BUSINESS AGREEMENT



between:



SOFTLINE LIMITED

(a company registered in accordance with the laws of South Africa under Registration No. 1977/002304/06)

("the Seller")



and


FLAGMAN INVESTMENTS (PROPRIETARY) LIMITED

(which name is to be changed to Sage Software (SA) (Proprietary) Limited, a company registered in accordance with the laws of South Africa under Registration No. 2003/015693/07)

("the Purchaser")

WHEREAS:

A. The Seller is listed on the JSE Securities Exchange South Africa and conducts the business of operating as an investment holding company and holds the Sale Shares and, indirectly, the shares in the subsidiary companies of the Direct American Subsidiaries, the Direct Irish Subsidiary and the Direct South African Subsidiaries.

B. On 1 August 2003 The Sage Group plc, a company incorporated in England and Wales, the shares of which are listed on the London Stock Exchange, the holding company of the Purchaser, announced its intention to acquire the Business, including the Equity Interests, of the Seller in terms of section 228 of the Companies Act and the Seller wishes to sell the Business and the Equity Interests to the Purchaser, upon the terms and conditions set out in this Agreement.


NOW THEREFORE THE PARTIES AGREE:


1.       INTERPRETATION

1.1      Definitions

                  In this Agreement and the preamble above, unless the context requires otherwise:

1.1.1    "2003 Accounting Policies"                        means  the  accounting  policies,   principles,
                                                           practices   and   methods    applied   in   the
                                                           preparation  of  the  Seller's   audited  draft
                                                           annual  financial  statements as at and for its
                                                           financial year ended 31 March 2003;

1.1.2    "this Agreement"                                  means this sale of business  agreement  and all
                                                           of its appendices;

1.1.3    "American Sale Shares"                            means  the  shares  in  the   Direct   American
                                                           Subsidiaries  held by the Seller,  as listed in
                                                           APPENDIX 1;

1.1.4    "American Subsidiaries"                           means   the    subsidiaries   of   the   Seller
                                                           incorporated  in  various  states of the United
                                                           States of America, as listed in APPENDIX 1;

1.1.5    "Assets"                                          means all the assets of the Business  which the
                                                           Seller is selling to the  Purchaser in terms of
                                                           this Agreement,  which are described more fully
                                                           in clause 3 below and shall  include the Equity
                                                           Interests;

1.1.6    "Auditors"                                        means Charles Orbach & Company;

1.1.7    "Australian Subsidiaries"                         means Pastel Software  (Australia)  Proprietary
                                                           Limited,  a company  incorporated  in Australia
                                                           and  all  the  subsidiaries   (incorporated  in
                                                           Australia) of Softline Australia  (Proprietary)
                                                           Limited,  a company  registered  in  accordance
                                                           with   the   laws   of   South   Africa   under
                                                           registration  number  2000/028147/07,  a wholly
                                                           owned  subsidiary  of the Seller,  as listed in
                                                           APPENDIX 2;

1.1.8    "Business"                                        means the business of the Seller referred to in
                                                           paragraph A of the  preamble  above,  as at the
                                                           Closing Date;

1.1.9    "Business Day"                                    means any day other than a Saturday,  Sunday or
                                                           national statutory holiday in South Africa;

1.1.10   "Canadian Sale Shares"                            means  the  shares  in  the   Direct   Canadian
                                                           Subsidiary  held by the  Seller,  as  listed in
                                                           APPENDIX 3;

1.1.11   "Claim"                                           means the claim against The Softline  Trust for
                                                           a loan  made  by  the  Seller  to The  Softline
                                                           Trust  for  purposes  of  the  Seller's   share
                                                           incentive  scheme as at the Closing Date, which
                                                           loan, as at 31 July 2003,  was an amount of R20
                                                           374 623,00  (twenty  million  three hundred and
                                                           seventy  four  thousand  six hundred and twenty
                                                           three Rand);

1.1.12   "Closing Date"                                    means  the first  Business  Day after the first
                                                           trading   Friday   (being  a  Friday  on  which
                                                           trading occurs on the JSE  Securities  Exchange
                                                           South  Africa),  after  the  tenth day on which
                                                           trading occurs on the JSE  Securities  Exchange
                                                           South Africa  following the  Effective  Date or
                                                           such later date referred to in clause 4.7;

1.1.13   "Companies Act"                                   means the South African Companies Act, 1973;

1.1.14   "Continuing Contracts"                            means the contracts listed in APPENDIX 4;

1.1.15   "Direct American Subsidiaries"                    means the subsidiaries, incorporated in various
                                                           states of the  United  States of  America,  the
                                                           shares  in  which  are  held  directly  by  the
                                                           Seller, as listed in APPENDIX 1;

1.1.16   "Direct Canadian Subsidiary"                      means the  subsidiary,  incorporated in Canada,
                                                           the  shares in which are held  directly  by the
                                                           Seller, as set out in APPENDIX 3;

1.1.17   "Direct Irish Subsidiary"                         means  the  subsidiary,   incorporated  in  the
                                                           Republic  of  Ireland,  the shares in which are
                                                           held  directly  by the  Seller,  as set  out in
                                                           APPENDIX 5;

1.1.18   "Direct South African
          Subsidiaries"                                    means the  subsidiaries,  incorporated in South
                                                           Africa,  the shares in which are held  directly
                                                           by the Seller, as listed in APPENDIX 6;

1.1.19   "Effective Date"                                  means   the  date  of   fulfilment,   or  where
                                                           applicable  deemed   fulfilment,   of  all  the
                                                           suspensive conditions set out in clause 2;

1.1.20   "Equity Interests"                                means  the  Sale  Shares,  and all  shareholder
                                                           loans  made to the  Subsidiaries  by the Seller
                                                           and any other  companies owned or controlled by
                                                           the Seller,  all as at the Closing Date, and as
                                                           set out in APPENDIX 7;

1.1.21   "GAAP"                                            means   Statements   of   Generally    Accepted
                                                           Accounting Practice in South Africa;

1.1.22   "Integrity Software"                              means  Integrity  Software  Limited,  a company
                                                           incorporated  under  the  laws of  England  and
                                                           Wales;

1.1.23   "Integrity Software Sale Shares"                  means the shares in Integrity  Software held by
                                                           the Seller as listed in APPENDIX 8;

1.1.24   "Investor Rights
          Agreement"                                       means the  Investor  Rights  Agreement  entered
                                                           into  between  the Seller  and  Island  Pacific
                                                           dated 1 January 2002;

1.1.25   "Irish Sale Shares"                               means   the   shares   in  the   Direct   Irish
                                                           Subsidiary  held  by the  Seller  as set out in
                                                           APPENDIX 5;

1.1.26   "Irish Subsidiaries"                              means   the    subsidiaries   of   the   Seller
                                                           incorporated  in the  Republic  of  Ireland  as
                                                           listed in APPENDIX 5;

1.1.27   "Island Pacific"                                  means Island Pacific,  Inc.,  previously  known
                                                           as SVI Solutions  Inc., a company  incorporated
                                                           under  the  laws  of  the  State  of  Delaware,
                                                           United States of America;

1.1.28   "Island Pacific Sale Shares"                      means the shares of common and preferred  stock
                                                           in  Island  Pacific  held by the  Seller as set
                                                           out in APPENDIX 9;

1.1.29   "Liabilities"                                     means the  liabilities of the Seller as set out
                                                           in clause 4.1 below;

1.1.30   "Management Accounts"                             means the unconsolidated  unaudited  management
                                                           accounts prepared for:

                                                           (i)   the  Business for the period from 1 April
                                                                 2003 to 31 July 2003;

                                                           (ii)  for each of the Subsidiaries  (except for
                                                                 the dormant  companies listed in APPENDIX
                                                                 17B) for the period  from 1 April 2003 to
                                                                 30 June 2003; and

                                                           (iii) the  Irish  Subsidiaries  for the  twelve
                                                                 month period ending on 31 March 2003,

                                                           attached to this Agreement as APPENDIX 10;

1.1.31   "Parties"                                         means  the  parties  to  this  Agreement,   and
                                                           "Party"  means  any one of them as the  context
                                                           may require;

1.1.32   "Sale Shares"                                     means the American  Sale  Shares,  the Canadian
                                                           Sale  Shares,   the  Irish  Sale  Shares,   the
                                                           Integrity  Software  Sale  Shares,  the  Island
                                                           Pacific Sale Shares and the South  African Sale
                                                           Shares;

1.1.33   "Signature Date"                                  means  the  date on  which  this  Agreement  is
                                                           signed by both the  Parties,  or if they do not
                                                           sign it on the same date,  the date of the last
                                                           signature;

1.1.34   "South Africa"                                    means the Republic of South Africa;

1.1.35   "South African Sale Shares"                       means the  shares in the Direct  South  African
                                                           Subsidiaries  held by the Seller,  as listed in
                                                           APPENDIX 6;

1.1.36   "South African Subsidiaries"                      means   the    subsidiaries   of   the   Seller
                                                           incorporated  in South  Africa,  as  listed  in
                                                           APPENDIX 6; and

1.1.37   "Subsidiaries"                                    means   the    American    Subsidiaries,    the
                                                           Australian  Subsidiaries,  the Direct  Canadian
                                                           Subsidiary,  the  Irish  Subsidiaries  and  the
                                                           South African Subsidiaries.

1.2      General Interpretation

         For the purposes of this Agreement the following rules of construction shall apply, unless the context requires otherwise:

1.2.1       the singular shall include the plural and vice versa;

1.2.2 a reference to any one gender, whether masculine, feminine or neuter, includes the other two;

1.2.3 any reference to a person includes, without being limited to, any individual, body corporate, unincorporated association or other entity recognised under any law as having a separate legal existence or personality;

1.2.4 any word or expression defined in, and for the purposes of, this Agreement shall if expressed in the singular include the plural and vice versa, and a cognate word or expression shall have a corresponding meaning;

1.2.5 all accounting terms used in this Agreement shall be interpreted and all accounting classifications and determinations under it shall be made in accordance with GAAP;

1.2.6       references  to  a  statutory   provision  include  any  subordinate
            legislation made from time to time under that provision and references to a statutory provision include that provision as from time to time modified or re-enacted as far as such modification or re-enactment applies, or is capable of applying, to this Agreement or any transaction entered into in accordance with this Agreement;

1.2.7 a "law" shall be construed as any law (including common law), statute, constitution, decree, judgment, treaty, regulation, directive, by-law, order or any other legislative measure or enactment of any government, local government, statutory or regulatory body or court and shall be deemed to include the rules and other requirements of any applicable stock exchange;

1.2.8 references in this Agreement to "clauses" and "Appendices" are to clauses of, and appendices to, this Agreement; and

1.2.9 any reference in this Agreement to this Agreement or any other agreement, document or instrument shall be construed as a reference to this Agreement or that other agreement, document or instrument as amended, varied, novated or substituted from time to time.

1.3      Headings and Sub-headings

         All  the  headings  and   sub-headings   in  this  Agreement  are  for
         convenience only and are not to be taken into account for the purposes of interpreting it.


2.       SUSPENSIVE CONDITIONS

2.1 The provisions of this clause 2 and clauses 1, 4.5, 4.6, 4.7, 4.8, 4.9, 10, 16, 17, 18.4, 18.5, 21, 22 and 23, shall take effect and become operative immediately upon the Signature Date.

2.2 Subject to clause 2.1 above, the whole of this Agreement shall be subject to the fulfilment, by 30 November 2003 (or, in the case of clause 2.2.13, within 14 (fourteen) days from the Signature Date) or by such later date as the Parties may agree upon in writing, of the following suspensive conditions that:

2.2.1 all unconditional approvals required in terms of the Competition Act, 1998, for the implementation of this Agreement are given or deemed to be given. If any approval is subject to any conditions, this suspensive condition will only be deemed to have been fulfilled if the Parties in their sole discretion agree in writing to such conditions;

2.2.2 to the extent required by the law of the country where any Subsidiary is incorporated, all and any approvals required from any anti-trust, competition or merger authorities outside of South Africa for the implementation of this Agreement are given or deemed to be given. If any approval is subject to any conditions, this suspensive condition will only be deemed to have been fulfilled if the Parties in their sole discretion agree in writing to such conditions;

2.2.3 all and any approvals for the implementation of this Agreement from the Exchange Control Department of the South African Reserve Bank are given. If any approval is subject to any conditions, this suspensive condition will only be deemed to have been fulfilled if the Purchaser in its sole discretion agrees in writing to such conditions;

2.2.4 to the extent required by the law of the country where any Subsidiary is incorporated, all and any other regulatory approvals for the implementation of this Agreement are given;

2.2.5 the shareholders of the Seller authorise and approve the sale of the Business and the Equity Interests in terms of this Agreement as required by section 228 of the Companies Act;

2.2.6 the acquisition of the Island Pacific Sale Shares be approved by the board of directors of Island Pacific for purposes of eliminating restrictions that would otherwise be applicable to the Purchaser under section 203 of the Delaware General Corporation Law;

2.2.7 either (i) an opinion of Island Pacific's counsel is delivered pursuant to section 2.2 of the Investor Rights Agreement or (ii) Island Pacific waives such requirement in writing;

2.2.8 Island Pacific waives its right of first refusal under the Investor Rights Agreement and consents, in writing, to the transfer and assignment to the Purchaser of all of the registration rights and other rights of the Seller under the Investor Rights Agreement;

2.2.9 Island Pacific does not redeem the Series A Preferred Stock held by the Seller, provided that this condition shall be deemed to have been fulfilled if the Seller delivers to the Purchaser a written statement by Island Pacific that it will not redeem the Series A Preferred Stock prior to the Closing Date;

2.2.10 Steven Beck consents in writing to the sale of the Island Pacific Sale Shares by the Seller to the Purchaser;

2.2.11 the written consent by Omicron Master Trust and Midsummer Investments Limited to the transfer of the Island Pacific Sale Shares to the Purchaser in order that such sale will not trigger any rights under any pre-emptive rights, anti-dilution rights, rights of first offer or refusal, options, put or call rights, encumbrances or liens with respect to the Island Pacific Sale Shares, lock-up provisions or default provisions;

2.2.12 the third parties to the Continuing Contracts and the contracts listed in APPENDIX 11 consent to the assignment of the rights and obligations under such contracts to the Purchaser. If any consent is subject to any conditions, this suspensive condition will only be deemed to have been fulfilled if the Purchaser, in its sole discretion, agree in writing to such conditions;

2.2.13 within 14 (fourteen) days from the Signature Date, the Purchaser delivers to the Seller a guarantee in the form attached as APPENDIX 12 from the Purchaser's holding company, The Sage Group plc, a company registered in accordance with the laws of England and Wales, for the due performance by the Purchaser of its obligations under this Agreement; and

2.2.14 the Seller obtains a certificate issued by the Minister of National Revenue under section 116 of the Income Tax Act (Canada) and delivers a certified copy of such certificate to the Purchaser.

2.3      The  suspensive  conditions in clauses  2.2.6,  2.2.7,  2.2.8,  2.2.9,
         2.2.10,  2.2.11,  2.2.12  and  2.2.14,  or any  part  of any of  those suspensive conditions above are stipulated for the benefit of the Purchaser alone and may be waived, either in whole or in part, by the Purchaser at any time before 30 November 2003 or such later date as may be agreed upon in writing by the Parties, but only by written notice given to the Seller before the end of that period. If any one or more of those conditions is duly waived by the Purchaser, then the condition so waived shall be deemed to have been fulfilled.

2.4 If the suspensive conditions referred to in clause 2.2 above are not fulfilled or where applicable deemed to be fulfilled by 30 November 2003 (or, in the case of clause 2.2.13, within 14 (fourteen) days from the Signature Date) or such later date as may be agreed upon in writing by the Parties then the provisions of this Agreement that are suspended shall not take effect and those that have taken effect and become operative shall fall away, unless otherwise agreed in writing by the Parties.

2.5 If the suspensive conditions referred to in clause 2.2 above are fulfilled or where applicable deemed to be fulfilled, then all the provisions of this Agreement, which were suspended, in terms of clause
         2.2 above shall also take effect and become operative, and the whole of this Agreement shall accordingly become unconditional.

2.6 Each Party shall sign all such documents and do everything else that may reasonably be required of it by the other Party to bring about the fulfilment of the suspensive conditions in clause 2.2 above, and they shall co-operate with each other in all respects to that end.

2.7 The Seller undertakes to the Purchaser that it shall submit this Agreement to its shareholders for approval in terms of section 228 of the Companies Act in the form of the resolution attached as APPENDIX 13, or such other form as the Parties may agree in writing, as soon as possible after the Signature Date and that it shall not agree to any amendments of the resolution without the prior written consent of the Purchaser.


3.       SALE

         The Seller agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Seller, upon and subject to the terms and conditions of this Agreement, the Business as a going concern, together with all of its assets of every kind, movable and immovable, corporeal and incorporeal and wherever situated and with all rights, including dividend rights, attached or accruing to them all as at the Closing Date and which shall include, without being limited to:

3.1 all information files, records, data, plans, contracts and recorded knowledge owned by the Seller for or in connection with the Business, including customer and supplier lists;

3.2 all the Seller's rights and obligations under the Continuing Contracts to be assigned to the Purchaser in terms of clause 9 below;

3.3      the Claim; and

3.4      all the  Seller's  rights  and  obligations  in  respect of the Equity
         Interests.


4.       ASSUMPTION OF THE LIABILITIES

4.1 The Purchaser agrees to assume the following liabilities of the Seller with effect from the Closing Date and to discharge them as and when they fall due:-

4.1.1 All current liabilities of the Seller in respect of the Business, set out in the Management Accounts of the Business, totaling an amount of R105 605,00 (one hundred and five thousand six hundred and five Rand).

4.1.2 Provided that the distribution of the proceeds of the sale of the Business to shareholders of the Seller occurs within a period of 6
            (six) months from the Closing Date and that the Purchaser fully complies with the provisions of clause 4.3 below:

4.1.2.1 any liability for Capital Gains Tax levied in terms of Schedule 8 of the Income Tax Act, 1962 ("the Income Tax Act") arising out of the transaction set out in the Agreement or the distribution of the proceeds of the sale of the Business to shareholders of the Seller; and

4.1.2.2        any liability for Secondary Tax on Companies  levied in terms of section 64B of the Income Tax Act arising out of the transaction set out in this Agreement or the distribution of the proceeds of the sale of the Business to shareholders of the Seller,

            provided further that the Purchaser's liability in terms of clauses
            4.1.2.1 and 4.1.2.2 shall be limited to the amounts of those taxes that would have been payable if the distribution of the proceeds of the sale of the Business to shareholders of the Seller occurred on the Closing Date or within 10 (ten) days after the Closing Date, and in accordance with clause 4.3 below.

4.1.3 The loan by Softline Holdings (Proprietary) Limited (a company incorporated in South Africa under registration number:
            1996/000595/07)  to the Seller in an amount of R227 891 115,00 (two hundred and twenty seven million eight hundred and ninety one thousand one hundred and fifteen Rand).

4.1.4 The loan by Datafaction Inc. (a company incorporated in the State of Delaware, United States of America) to the Seller in an amount of R12 353 924,00 (twelve million three hundred and fifty three thousand nine hundred and twenty four Rand).

4.1.5 The loan by Handisoft Software Proprietary Limited (a company incorporated in Western Australia) to the Seller in an amount of R115 154 327,00 (one hundred and fifty million one hundred and fifty four thousand three hundred and twenty seven Rand).

4.2 The Purchaser does not agree to assume or discharge and shall not be obliged to assume or discharge any liabilities of any kind of the Business, other than those which it agrees to assume or discharge in terms of this Agreement, and accordingly the Seller shall take no action which would have the effect of increasing the amount of the Liabilities as at the Closing Date, without the prior written consent of the Purchaser.

4.3 The Seller undertakes to the Purchaser to distribute the proceeds of the sale of the Business to its shareholders strictly in the manner set out in APPENDIX 14.

4.4 The Purchaser agrees to indemnify and hold the Seller harmless against all the Liabilities which the Purchaser is obliged to assume and discharge in terms of clause 4.1 above and against any demand, claim, action or other legal proceedings made or instituted against the Seller in respect of any of them, and against all costs incurred by the Seller or awarded against them in respect of any such demand, claim, action or other legal proceedings (but always excluding liabilities which the Seller is obliged to retain and discharge in terms of this Agreement).

4.5 The Seller agrees to indemnify the Purchaser against all costs incurred by the Purchaser or awarded against it in respect of any demands, claims, actions or other legal proceedings made or instituted against the Purchaser in respect of any of the liabilities which the Purchaser is not obliged to assume and discharge in terms of this Agreement.

4.6 Subject to clause 4.9, if the Seller becomes aware of any liability in respect of the Business after the Signature Date but before the Closing Date other than the Liabilities ("additional liability"), it shall be entitled but not obliged, to notify the Purchaser in writing of such additional liability and such written notice shall set out full details of the additional liability, the amount of such additional liability and the basis and source of such additional liability. The Purchaser shall have 7 (seven) days from the date of receipt of such written notice within which to notify the Seller in writing whether or not it will, unconditionally and irrevocably, assume such additional liability and discharge such additional liability as and when it falls due. If the Purchaser notifies the Seller in writing that it will not so assume the additional liability, the Seller shall be entitled but not obliged to terminate this Agreement on 3 (three) days' written notice to the Purchaser, and neither Party shall have a claim against the other Party arising out of such termination.

4.7 If the Closing Date falls within the 7 (seven) or 3 (three) day period, as the case may be, referred to in clause 4.6 above, the Closing Date shall be automatically postponed to the first Business Day after the last day of the 7 (seven) or 3 (three) day period, as the case may be.

4.8 If the Purchaser assumes the additional liability set out in the written notice delivered in terms of clause 4.6, such additional liability shall be included in the liabilities assumed by the Purchaser in terms of clause 4.1 above, and the purchase price referred to in clause 5.1 above shall be increased accordingly.

4.9 Notwithstanding anything to the contrary in this Agreement the Seller shall not be entitled to give the written notification referred to in clause 4.6 in respect of any liability which arises as a result of a breach by the Seller of the terms or conditions of this Agreement or a breach by the Seller of any Continuing Contract or a breach by the Seller or any Subsidiary of any material agreement with a third party.


5.       PURCHASE PRICE OF THE BUSINESS AND ALLOCATION OF THE PURCHASE PRICE

5.1 The purchase price of the Business shall be an amount equal to the sum of the Liabilities and R784 830 000,00 (seven hundred and eighty four million eight hundred and thirty thousand Rand).

5.2 The Parties shall agree, on or before the Effective Date, on the allocation of the whole of the purchase price referred to in clause
         5.1 among the Assets as follows:

5.2.1 the Claim and the shareholder loans set out in APPENDIX 7, at their book value as reflected in the respective Management Accounts; and

5.2.2 the American Subsidiaries, the Australian Subsidiaries, the Irish Subsidiaries, the South African Subsidiaries, the Direct Canadian Subsidiary, the Island Pacific Sale Shares and the Integrity Software Sale Shares, at the values agreed upon between the Parties or, failing agreement, determined in accordance with clause 5.3 below.

5.2.3 the amount of the purchase price allocated to the Direct Canadian Subsidiary in terms of clause 5.2.2 shall, for purposes of the application for a clearance certificate under section 116 of the Income Tax Act (Canada) to the Canada Customs and Revenue Agency be converted into Canadian Dollars at the rate of exchange quoted by The Standard Bank of South Africa Limited as the market selling rate of the Canadian Dollar against the Rand at or around 11:00am on the Closing Date, as certified by a duly authorized officer of The Standard Bank of South Africa Limited.

5.3 If the Parties fail to agree on the allocation of the purchase price as set out in clause 5.2.2 above the matter shall be referred, within 2 (two) Business Days from the Effective Date, to PricewaterhouseCoopers Inc. ("PWC") for determination at least 1 (one) Business Day before the Closing Date. PWC shall act as valuators and not as arbitrators and their decision shall, in the absence of manifest error, be final and binding on the Parties.

5.4 If any Value Added Tax ("VAT") is payable by the Seller for the sale of the Business or any of the Assets in terms of this Agreement under the Value Added Tax Act, 1991, the Purchaser shall be obliged to pay to the Seller the amount of the VAT so payable by the Seller against presentation to the Purchaser of a VAT invoice and the purchase price referred to in clause 5.1 above shall be increased accordingly.


6.       PAYMENT OF THE PURCHASE PRICE

6.1 The purchase price of the Business shall be payable by the Purchaser to the Seller on the Closing Date as follows:

6.1.1 against compliance by the Seller with its obligations in terms of clause 7, the Purchaser shall assume, and discharge on due date, the Liabilities (being the liabilities referred to in clause 4.1 above);

6.1.2 R784 830 000,00 (seven hundred and eighty four million eight hundred and thirty thousand Rand) shall be payable in cash on the Closing Date against completion of all the matters referred to in clause 7.

6.2 The payment by the Purchaser of the purchase price in terms of this clause 6 shall be without any withholding, set-off or deduction.


7.       DELIVERY

7.1      Delivery of the Business

                  The Seller shall, on the Closing Date, deliver the Business together with the Assets to the Purchaser in accordance with the following provisions:-

7.1.1 The Seller shall take all such steps and do everything which may be required of it to put the Purchaser in actual possession of the Business.

7.1.2 The Seller hereby cedes to the Purchaser, with effect from the Closing Date, all its rights to the Claim. The Seller shall sign all such documents and do everything else which may reasonably be required by the Purchaser to record or otherwise give effect to the cession of those rights or any of them.

7.1.3 The Seller shall deliver to the Purchaser on the Closing Date all papers, drawings, electronic discs, software and other material embodying or containing or otherwise recording the assets referred to in clause 3.1.

7.2      Books and Records

                  The Seller shall, on the Closing Date, place all the documents, books and records of each of the Subsidiaries, including without derogating from the generality thereof the share certificates in respect of the Subsidiaries, minute books, share registers, stock books, stock ledgers, corporate seals, certificates of incorporation, memoranda and articles of association, books of account, title deeds and the like, in the possession of the Seller, or, where such documents, books and records are not in the possession of the Seller, the Seller shall place them under the control of the Purchaser by delivering to the Purchaser on the Closing Date a certified copy of a written instruction to any third party under whose control such documents, books and records are to act on the instructions, and under the direction, of the Purchaser from the Closing Date.

7.3      Delivery in respect of the Direct South African Subsidiaries

                  The Seller shall deliver to the Purchaser on the Closing Date the following documents in respect of the South African Sale
                  Shares:

7.3.1 the share certificates for the South African Sale Shares, together with such duly executed deeds of cession in the form attached as APPENDIX 15 and share transfer forms for the transfer of the South African Sale Shares to the Purchaser or The Sage Group plc or such other entity or entities which is/are (a) subsidiary/ies of The Sage Group plc as the Purchaser may by written notice to the Seller designate at least 15 (fifteen) days before the Closing Date ("designated subsidiary");

7.3.2 a written cession in the form attached as APPENDIX 15 of all the shareholder loans to each Direct South African Subsidiary which are included in the Equity Interests;

7.3.3 duly certified copies of resolutions of the directors of each Direct South African Subsidiary approving the following matters:

7.3.3.1 the transfer from the Seller of the South African Sale Shares in each of the Direct South African Subsidiaries to the Purchaser or the designated subsidiary and the cession by the Seller to the Purchaser or the designated subsidiary of each shareholder loan to each Direct South African Subsidiary;

7.3.3.2 the placing on each Direct South African Subsidiary's register of members of the name of the transferee of the shares for registration in accordance with the share transfer forms delivered in terms of clause 7.3.1 and authorising the issue of appropriate new share certificates to the Purchaser; and

7.3.3.3 the appointments of the persons as directors of the Direct South African Subsidiaries as set out in PART A of APPENDIX 16.

7.4      Delivery  in respect of the Direct  American  Subsidiaries  and Island
         Pacific

         The Seller shall deliver to the Purchaser on the Closing Date the following documents with respect to the Direct American Subsidiaries and Island Pacific:

7.4.1 the share certificates representing all of the American Sale Shares and Island Pacific Sale Shares, together with duly executed stock powers for the transfer to the Purchaser or the designated subsidiary. For the purposes of this clause 7.4 the designated subsidiary shall be a subsidiary of The Sage Group plc incorporated in the United States of America;

7.4.2 copies of the required opinions, statements, third party consents or waivers with respect to the Island Pacific Sale Shares as set forth in clauses 2.2.7, 2.2.8, 2.2.9, 2.2.10, 2.2.11 and 2.2.12 of this Agreement, on terms satisfactory in substance and form to the Purchaser;

7.4.3 certified copies of resolutions evidencing the required approval of the board of the directors of Island Pacific with respect to the acquisition of the Island Pacific Sale Shares by the Purchaser or the designated subsidiary as set forth in clause 2.2.6 of this Agreement, on terms satisfactory in substance and form to the Purchaser;

7.4.4 the appointments of the persons as directors of each Direct American Subsidiary as set out in PART B of APPENDIX 16;

7.4.5 all such other certificates, documents and instruments with respect to the American Subsidiaries and Island Pacific Sale Shares as the Purchaser shall reasonably request, in writing, at least 15 (fifteen) days before the Closing Date, in connection with the consummation of the transactions contemplated by this Agreement.

7.5      Delivery in respect of the Australian Subsidiaries

         The Seller shall deliver to the Purchaser on the Closing Date the following documents in respect of the Australian Subsidiaries:

7.5.1 duly completed bank authorities directed to the bankers of each Australian Subsidiary authorizing the operation of each of its bank accounts by nominees of the Purchaser and terminating the authority of each of the present signatories;

7.5.2 written resignations of the company secretaries of the Australian Subsidiaries, acknowledging that:

7.5.2.1        they   have  no  claim  for   fees,   entitlements,   salary  or
               compensation for loss of office or otherwise against any of the Australian Subsidiaries; and

7.5.2.2 there is no agreement, arrangement or understanding under which any of the Australian Subsidiaries has, or could have, any obligation to them;

7.5.3 duly certified copies of resolutions of the directors of each Australian Subsidiary approving the appointments of the persons as directors of the Australian Subsidiaries as set out in PART C of APPENDIX 16.

7.6      Delivery in respect of the Direct Canadian Subsidiary

         The Seller shall deliver to the Purchaser on the Closing Date the following documents in respect of the Canadian Sale Shares:

7.6.1       the  share  ledgers  and  minute  books  of  the  Direct   Canadian
            Subsidiary;

7.6.2 a certificate of status and certified document list of the Direct Canadian Subsidiary from the Minister of Consumer and Business
            Services (Ontario), as well as of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires the Direct Canadian Subsidiary to be duly qualified or licensed, each dated within 3 (three) Business Days of the Closing Date;

7.6.3 share certificates evidencing all of the Canadian Sale Shares duly endorsed in blank or accompanied by stock transfer powers duly executed in blank, in proper form for transfer of the Canadian Sale Shares to the Purchaser or the designated subsidiary;

7.6.4 certified copies of resolutions of the board of directors of the Direct Canadian Subsidiary approving the transfer of the Canadian Sale Shares from the Seller to the Purchaser or the designated subsidiary;

7.6.5 all other documents reasonably required from the Seller to consummate the transactions contemplated herein, and as requested, in writing, by the Purchaser at least 15 (fifteen) days before the Closing Date.

7.7      Delivery in respect of Integrity Software

         The Seller shall deliver to the Purchaser on the Closing Date the following documents in respect of the Integrity Software Sale Shares:

7.7.1 transfers of the Integrity Software Sale Shares duly executed by the registered holders thereof in favour of the Purchaser or the designated subsidiary together with the relevant share certificates in the names of such registered holders or an indemnity in a form acceptable to the Purchaser;

7.7.2 duly certified copies of resolutions of the directors of Integrity Software approving the transfer from the Seller of the Integrity Software Sale Shares to the Purchaser or the designated subsidiary.

7.8      Delivery in respect of the Direct Irish Subsidiary

         The Seller shall deliver to the Purchaser on the Closing Date the following documents in respect of the Irish Sale Shares:

7.8.1 transfers of the Irish Sale Shares duly executed by the registered holders thereof in favour of the Purchaser or the designated subsidiary together with the relevant share certificates in the names of such registered holders or an indemnity in a form acceptable to the Purchaser;

7.8.2 a written assignment of the shareholders loan in the form attached as APPENDIX 15 to the Direct Irish Subsidiary which is included in the Equity Interests; and

7.8.3 duly certified copies of resolutions of the directors of the direct Irish Subsidiary approving the transfer from the Seller of the Irish Sale Shares to the Purchaser or the designated subsidiary and the assignment to the Purchaser or the designated subsidiary of the shareholders loan to the Direct Irish Subsidiary.


8.       OWNERSHIP, RISK AND BENEFIT

         The ownership of, and the risk and benefit in, the Business and all the Assets shall pass to the Purchaser upon delivery of the Business to the Purchaser in accordance with the provisions of clause 7 above.


9.       ASSIGNMENT OF CONTINUING CONTRACTS

9.1 On the Closing Date the Seller shall be obliged to assign to the Purchaser, with effect from the Closing Date, all the Seller's rights and all its obligations under every Continuing Contract and the Purchaser shall be obliged to accept the assignment of all those rights and obligations under each such Continuing Contract.

9.2 The Seller and the Purchaser shall be obliged to enter into all such agreements and sign all such documents and do all such things as may reasonably be required of it to give effect to the provisions of clause 9.1.

9.3 The Purchaser hereby indemnifies the Seller against any claim which may be made against the Seller and any liability which may be incurred by the Seller arising out of or attributable to the failure of the Purchaser to discharge its obligations under any Continuing Contract after the Closing Date, as set out in clause 9.1.


10.      WARRANTIES AND UNDERTAKINGS

10.1 The Seller warrants and undertakes to the Purchaser, in respect of each of the Subsidiaries and the Seller, for the period between 31 March 2003 and the Closing Date, that, save as the Purchaser may otherwise consent in writing in advance:-

10.1.1 None of the Subsidiaries shall have varied the terms of employment of or remuneration payable to any of its key employees, directors or officers, and none of the Subsidiaries will agree to any compensation or other benefits payable on or in connection with the termination of or retirement from employment or office of any such person.

10.1.2 Neither the Seller nor any of the Subsidiaries shall incur or become committed to incur any capital expenditure, except in the ordinary and regular conduct of the Business or that Subsidiary's business.

10.1.3 Neither the Seller nor any of the Subsidiaries shall enter into any transaction except in the ordinary and regular conduct of the Business or that Subsidiary's business.

10.1.4 No resolutions shall be passed by the members or directors of any of the Subsidiaries or the Seller, other than such resolutions as are strictly necessary to give effect to this Agreement or that are passed in the ordinary and regular course of business.

10.1.5 No dividend shall be declared nor will any distribution out of profit, accumulated profit, reserves or capital of any of the Subsidiaries or the Seller be made.

10.1.6 The business of each of the Subsidiaries and the Business shall be conducted in the ordinary course and no material adverse change or deterioration will occur in the financial position, assets or liabilities of (or any of their constituent items) the Subsidiaries or the Seller.

10.1.7 There has not been and nor shall there be any material change in the assets or liabilities of (or any of their constituent items) or shareholders equity in any of the Subsidiaries or the Seller.

10.1.8 Neither the Seller nor any of the Subsidiaries has and shall not have sold or disposed of or entered into any agreement for the sale or disposal of any of its assets, except in the ordinary and regular conduct of the Business or of that Subsidiary's business.

10.1.9 Neither the Seller nor any of the Subsidiaries has and shall not have incurred any liabilities (including contingent liabilities, which shall, without derogating from the generality thereof, include contingent liabilities arising from or relating to any warranty or guarantee given to any third party in connection with the activities of the Subsidiaries and the Seller) or undertaken any commitments or sold or otherwise disposed of any of its assets, except in the ordinary and regular conduct of the Business or of that Subsidiary's business.

10.2 The Seller hereby gives to the Purchaser in connection with the sale of the Business all of the warranties set out in APPENDIX 17.

10.3 The Seller hereby gives to the Purchaser in connection with the sale of the South African Sale Shares, the South African Subsidiaries, the Irish Sale Shares and the Irish Subsidiaries all of the warranties set out in APPENDIX 18.

10.4 The Seller hereby gives to the Purchaser in connection with the Australian Subsidiaries all of the warranties set out in APPENDIX 19.

10.5 The Seller hereby gives to the Purchaser in connection with the sale of the American Sale Shares and the American Subsidiaries all of the warranties set out in APPENDIX 20.

10.6 The Seller hereby gives to the Purchaser in connection with the sale of the Canadian Sale Shares and the Direct Canadian Subsidiary all of the warranties set out in APPENDIX 21.

10.7 The Seller hereby gives to the Purchaser in connection with the sale of the Integrity Sale Shares and the Island Pacific Sale Shares all the warranties set out in APPENDIX 22.

10.8 Each warranty shall continue and remain in force notwithstanding the completion of the transactions provided for in this Agreement.

10.9     Notwithstanding anything to the contrary contained in this Agreement:

10.9.1 the Purchaser shall only be entitled to exercise its rights to terminate the Agreement in terms of clause 10.9.4 if the breach of the warranty is of such a nature that had the facts to which the breach of the warranty relate, been in existence and known prior to the Signature Date to the Purchaser, the Purchaser would not have entered into this Agreement or would have entered into the Agreement on materially different terms, whether such knowledge relates to the Seller, the Business and/or the Subsidiaries;

10.9.2 the Purchaser's only remedy in the event of a breach of a warranty shall be to terminate this Agreement in accordance with the provisions of this clause 10.9, and neither Party shall have a claim against the other Party arising out of such termination;

10.9.3 the Purchaser shall not be entitled to exercise any of its rights in respect of a breach of any of the warranties referred to in this clause 10 after the distribution to shareholders of the Seller of the full proceeds of the sale contemplated in this Agreement whether by way of liquidation dividend, dividend in anticipation of liquidation or any other form of distribution or payment;

10.9.4 the Purchaser shall as soon as practicable upon becoming aware of any breach of any of the warranties referred to in this clause 10 and after the Purchaser has had the reasonable opportunity to assess the impact of such breach on the Business or the Subsidiary, notify the Seller in writing of such breach and the Seller shall have 3 (three) days from the date of such written notice within which to remedy such breach and if the Seller fails to remedy such breach, the Purchaser shall be entitled to terminate this Agreement by giving written notice of such termination to the Seller within 7 (seven) days from the date of expiry of the 3 (three) days referred to in this clause 10.9.4;

10.9.5 the Seller shall not be entitled to distribute to the shareholders of the Seller any part of the proceeds of the sale contemplated in this Agreement whether by way of liquidation dividend, dividend in anticipation of liquidation or any other form of distribution or payment in the event that the Purchaser has notified the Seller, in terms of clause 10.9.4, of any breach of any of the warranties referred to in this clause 10, provided that the Seller shall be entitled so to distribute the proceeds of the sale contemplated in this Agreement if the 7 (seven) days from the date of expiry of the 3 (three) days referred to in clause 10.9.4 has expired and:

10.9.5.1 the Purchaser has not terminated the Agreement upon written notice to the Seller in terms of clause 10.9.4; and

10.9.5.2 no dispute exists between the Parties in respect of such breach or termination,

            subject to clause 4.3;

10.9.6 in order for the Purchaser to exercise its rights in terms of this clause 10, the Seller shall give the Purchaser access to the Business and the Subsidiaries (including, without being limited to, all documents, financial records and financial information) and shall cooperate with the Purchaser by providing to it full information on the breach of the warranty and the steps taken by the Seller to remedy the breach; and

10.9.7 the Purchaser shall send a written notice to the Seller at least 24 (twenty four) hours before the commencement of the general meeting of the shareholders of the Seller called to approve the sale of the business and the Equity Interests referred to in clause 2.2.5, stating whether or not it has become aware of any breach of any warranty, if so, the nature of such breach and whether or not it has had the reasonable opportunity to assess the materiality of such breach. If the Purchaser has had the reasonable opportunity to assess the materiality of such breach the notice shall state whether or not it wishes to exercise its rights in terms of clause
            10.9.4 because of such breach. To the extent that the Purchaser notifies the Seller of its intention not to terminate this Agreement as a result of such breach only, the Purchaser shall be deemed to have waived its right to terminate the Agreement as a result of such breach. For the avoidance of doubt, it is agreed that the Purchaser shall be entitled to exercise its rights in terms of clause 10.9.4 at any time in respect of a breach of a warranty that the Purchaser becomes aware of after the written notice referred to in this clause 10.9.7.

10.10 Each warranty shall be a separate warranty and shall in no way be limited to or restricted by reference to or by inference from the terms of any other warranty, or by any words in this Agreement.

10.11 The Seller acknowledges that in entering into this Agreement the Purchaser is relying on those warranties and all of the other warranties given by the Seller in terms of this Agreement.

10.12 All the warranties referred to in this clause 10 are given subject to the disclosure schedule attached to this Agreement as APPENDIX 23.

10.13 A breach of a warranty given in terms of clauses 10.2 to 10.7 which occurs only as a result of a change in the laws or regulatory practice in the relevant country of incorporation of the Seller or any Subsidiary, shall not constitute a breach of a warranty for purposes of clause 10.9.


11.      THE TRADE NAMES

11.1 After the Closing Date the Seller shall not be entitled to use any name included among the Assets (including without being limited to the name "Softline") or any words which are confusingly similar to any such trade name for any purpose whatever, whether as a trade mark, trade name or as part of a corporate name, and the Seller acknowledges that the right to the use of any such trade name will be vested exclusively in the Purchaser.

11.2 The Seller undertakes that with effect from the Closing Date it shall remove the word "Softline" or any other word which is confusingly similar to the word "Softline" from its corporate name and the Seller undertakes to the Purchaser that it shall submit to its shareholders for approval a special resolution for the change of the name of the Seller to any name which does not include any name referred to in clause 11.1 at the same general meeting of shareholders of the Seller referred to in clause 2.2.5.


12.      RECORDAL

12.1 It is recorded that at 31 July 2003, 29 460 315 (twenty nine million four hundred and sixty thousand three hundred and fifteen) ordinary shares in the Seller held by the Trustees for the time being ("the Trustees") of The Softline Trust ("the Trust") have been allocated to and purchased by beneficiaries of the Trust ("the Beneficiaries") in accordance with the provisions of the Trust Deed between the Seller and the Trustees which governs the share incentive scheme ("the Scheme"), and, in order to ensure that the Beneficiaries in the Scheme are placed in a position which is no worse, or better, than other shareholders of the Seller as a consequence of the implementation of this Agreement, the board of directors of the Seller instructed the Trustees to deal with Beneficiaries in the following manner:

12.1.1 the delivery period of all shares purchased by Beneficiaries in terms of the Scheme, will be accelerated and be effective from the Closing Date;

12.1.2 with respect to each Beneficiary, for that amount constituting a positive difference between the amount of the distribution received and the purchase price of the shares purchased, the Beneficiary will become a creditor of the Trust in respect of the Scheme;

12.1.3 the Trustees will, on receipt of notification from a Beneficiary setting out the positive difference referred to in clause 12.1.2 above, immediately pay any such amount to the respective Beneficiaries.

12.2 The Seller shall procure that the Claim is repaid to the Purchaser on the date of distribution of all or any part of the proceeds of the sale contemplated in this Agreement whether by way of liquidation dividend, dividend in anticipation of liquidation or any other form of distribution or payment.


13.      RELEASE OF SURETYSHIPS AND GUARANTEES

         The Purchaser shall procure the release of the Seller from the suretyship in favour of The Standard Bank of South Africa Limited dated 3 July 2003 and shall be obliged to furnish its own suretyship insofar as it may be necessary to procure any such release, but shall not be obliged to effect any payment, provide any further security, or agree to any variation of the terms of any obligations guaranteed in order to procure any such release.


14.      WARRANTIES BY THE PURCHASER

14.1     The Purchaser warrants that:

14.1.1 it is incorporated as a private company with limited liability according to the laws of South Africa;

14.1.2 it has the power to enter into this Agreement and the execution by it of, and the performance by the Purchaser of its obligations under, this Agreement, does not breach the provisions of its articles of association; and

14.1.3 it is a subsidiary of The Sage Group plc, a company incorporated in England and Wales, an international investment holding company and which is listed on the London Stock Exchange.

14.2 The Purchaser represents and warrants that it is not a resident of the United States of America ("the USA") or an entity domiciled in the USA, and that it is not acquiring the Island Pacific Sale Shares for the account or benefit of, any of the following:

14.2.1      a natural person resident in the USA;

14.2.2 a partnership or corporation organized or incorporated under the laws of the USA;

14.2.3 an estate of which any executor or administrator is organized, incorporated, or (if an individual) resident in the USA;

14.2.4 a trust of which any trustee is organized, incorporated, or (if an individual) resident in the USA;

14.2.5      an agency or branch of a foreign entity located in the USA;

14.2.6 a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a person or entity organized, incorporated, or (if an individual) resident in the USA;

14.2.7 a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the USA; or

14.2.8 a partnership or corporation (a) organized or incorporated under the laws of any jurisdiction outside the USA; and (b) formed by a person or entity organized, incorporated, or (if an individual resident) in the USA principally for the purpose of investing in securities not registered under the USA Securities Act of 1933 ("the Securities Act"), unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

14.3 The Purchaser does not intend to resell the Pacific Island Sale Shares except in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration. The Purchaser does not intend to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act. The Purchaser acknowledges that it has been informed by the Seller (it being understood that the Purchaser has not independently verified such information) that the Island Pacific Sale Shares have not been registered under the Securities Act in reliance on an exemption for offerings made outside the USA under the Securities Act.

14.4     The Purchaser represents and warrants to the Seller the following:

14.4.1 the Island Pacific Sale Shares will be acquired for investment purposes and not with a view to resale or distribution;

14.4.2 the Purchaser qualifies as an "Accredited Investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act;

14.4.3 the Purchaser has such knowledge and experience in financial, tax, and business matters in order to enable it to use the information made available to it to fully evaluate the risks associated with an investment in the Island Pacific Sale Shares, to evaluate the merits and risks of the Purchaser's prospective investment in the Island Pacific Sale Shares, to make an informed investment decision, and to protect its interests in connection with an investment in the Island Pacific Sale Shares; and

14.4.4 the Purchaser is a sophisticated investor and has access to information regarding an investment in the Island Pacific Sale Shares as would be available if the Island Pacific Sale Shares were registered in a registration statement.

14.5 The Purchaser understands that some of the Island Pacific Sale Shares have not been registered under the Securities Act in reliance upon an exemption from registration for non-public, offerings and certain related factors, and such Island Pacific Sale Shares may not be sold and must be held indefinitely unless subsequently registered under the Securities Act (and qualified under any applicable state securities laws) or Island Pacific receives the written opinion of counsel acceptable to Island Pacific that an exemption from registration (and qualification) is available.

14.6 It is recorded that the certificates representing the Island Pacific Sale Shares will contain the following legends:-

14.6.1 "The shares represented by this certificate have not been registered or qualified under the Securities Act of 1933 or the Securities or Blue Sky laws of California or any other state and may be offered and sold only if registered and qualified pursuant to the relevant provisions of federal and state securities or Blue Sky laws or if an exemption from such registration or qualification is applicable."

14.6.2 "Transfer of the shares represented by this certificate is prohibited except in accordance with the provisions of Regulation S under the Securities Act of 1933, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration. "


15.      MORE FAVOURABLE OFFER

         It is recorded that the Seller shall be entitled, at any time before (and not on or after that date) the date of the meeting of shareholders of the Seller to authorise and approve this Agreement referred to in clause 2.2.5 above, to conclude an agreement with any third party for the sale of the Business which is on the whole more favourable than the terms of this Agreement, provided that such agreement shall be conditional upon this Agreement not being approved by shareholders of the Seller at the meeting referred to above.


16.      BREACH

16.1 If the Purchaser commits a breach of its obligations under clause 6 and remains in default for 3 (three) days after receiving written notice from the Seller to remedy the default, the Seller's only remedies shall be to:

16.1.1 cancel this Agreement by giving written notice to that effect to the Purchaser, and neither Party shall have a claim against the other Party arising out of such termination; or

16.1.2      claim for specific performance and/or damages.

16.2 If the Seller commits a material breach of its obligations to deliver the Business, the Assets or any document in accordance with the provisions of clause 7 above and remains in default for 3 (three) days after receiving written notice to remedy the default the Purchaser's only remedies shall be to:

16.2.1 cancel this Agreement by giving written notice to that effect to the Seller, and neither Party shall have a claim against the other Party arising out of such termination; or

16.2.2   claim for specific performance and/or damages.

16.3 Subject to clause 16.1 and 16.2, should either Party ("the defaulting party") breach any of the other terms or conditions of this Agreement (except for the provisions of clauses 10 and 18), then the other Party ("the aggrieved party") shall not be entitled to cancel this Agreement, but the aggrieved party shall, in the event that the defaulting party remains in default for 14 (fourteen) days after receiving written notice to remedy the default from the aggrieved party, be entitled to exercise all other remedies available to it in law as a result of the breach and which are consistent with the contract remaining in force, including specific performance (so far as permissible) and damages.


17.      ANNOUNCEMENTS AND CONFIDENTIALITY

17.1 Subject to clause 17.2, neither of the Parties shall make any public announcement or statement about this Agreement or its contents without first having obtained the other Party's prior written consent (which may not be unreasonably withheld) to the announcement or statement and to its contents.

17.2 The provisions of clause 17.1 shall not apply to any announcement or statement which a Party is obliged to make under any applicable law, or because of its shares or those of its holding company being listed on any recognised stock exchange, provided that the Party in question shall consult with the other Parties before making any announcement or statement contemplated in this clause 17.

17.3 Neither Party shall, without the prior written consent of the other Party disclose to any person the details of this Agreement, the details of the negotiations of this Agreement, as well as the details of all the transactions contemplated in this Agreement nor shall a Party directly or indirectly use or allow the use, to the detriment or prejudice of the other Party ("the aggrieved party"), or divulge or allow the divulgence to any person, of any trade secret or other confidential information concerning the business affairs of the aggrieved party, or any associated company of the aggrieved party, which may come to the knowledge of the Party during the negotiations leading to the conclusion of this Agreement and/ or during the subsistence of this Agreement, unless such information is required to be disclosed pursuant to clauses 17.2. The provisions of this clause
         17.3 shall survive the termination or cancellation of this Agreement or if this Agreement does not take effect because all the suspensive conditions referred to in clause 2.2 are not fulfilled.

17.4 It is recorded that the Confidentiality Agreement entered into between The Sage Group plc, the Seller, Deutsche Bank AG London and Deutsche Securities SA (Proprietary) Limited on 5 July 2003 shall:

17.4.1 remain in force in accordance with its terms, notwithstanding the termination or cancellation of this Agreement or if this Agreement does not take effect because all the suspensive conditions referred to in clause 2.2 are not fulfilled.

17.4.2 be deemed to have been amended to the extent inconsistent with this Agreement and shall terminate automatically upon completion of the matters referred in clause 7 above on the Closing Date.


18.      GENERAL PROVISIONS FOR INDEMNITIES

18.1 If the Seller becomes aware of any matter which may give rise to a claim by the Seller against the Purchaser in terms of any indemnity given under clause 4.4 of this Agreement, notice of the claim and full details of it shall be given by the Seller to the Purchaser as soon as reasonably possible after the Seller becomes aware of it and, if the claim in question arises out of or is connected with a claim by, or liability to, a third party, the claim shall not be compromised or settled without the consent of the Purchaser.

18.2 The Purchaser shall be entitled to avoid, dispute, resist, appeal, compromise or contest any claim by a third party in the name of the Seller and to control any proceedings arising out of the exercise of any of those rights by the Purchaser, provided that:

18.2.1 The Purchaser shall indemnify the Seller against all reasonable costs, charges, liabilities and expenses which may be incurred by the Seller for the purposes of or in connection with anything done by the Purchaser in its name in accordance with the provisions of this clause 18.2; and

18.2.2 The Purchaser shall keep the Seller informed of the way in which it exercises its rights under this clause 18.2 and shall at all times exercise those rights in such manner as the Seller may reasonably require to avoid or to minimise any damage to its relationship with any of its own suppliers or customers.

18.3 The Seller shall make available to the Purchaser all such information and assistance and sign all such documentation as may reasonably be required by the Purchaser for the purposes of avoiding, disputing, resisting, appealing, compromising or contesting any such claim or liability.

18.4 The Seller shall have all the same rights against the Purchaser as the Purchaser has against the Seller in terms of clauses 18.1, 18.2 and
         18.3 and all the provisions of those clauses shall accordingly apply mutatis mutandis for the purposes of this clause 18.4, for any indemnities given by the Seller to the Purchaser under clauses 4.5 and 19.2.

18.5     Notwithstanding anything to the contrary contained in this Agreement:

18.5.1 the Purchaser shall only be entitled to exercise its rights to terminate the Agreement in terms of clause 18.5.4 if any claim in respect of an indemnity is of such a nature that had the facts to which the claim relates been in existence and known prior to the Signature Date to the Purchaser, the Purchaser would not have entered into this Agreement or would have entered into the Agreement on materially different terms, whether such knowledge relates to the Seller, the Business and/or the Subsidiaries;

18.5.2 the Purchaser's only remedy in the event of a failure by the Seller to remedy any claim in respect of any indemnity referred to in clause 18.4 shall be to terminate this Agreement in accordance with the provisions of this clause 18.5, and neither Party shall have a claim against the other Party arising out of such termination;

18.5.3 the Seller shall not be liable in respect of any of the indemnities referred to in clause 18.4 after the final distribution to shareholders of the Seller of the proceeds of the sale contemplated in this Agreement whether by way of liquidation dividend, dividend in anticipation of liquidation or any other form of distribution or payment;

18.5.4 the Purchaser shall as soon as practicable upon becoming aware of any claim in respect of any of the indemnities referred to in clause 18.4 and after the Purchaser has had the reasonable opportunity to assess the impact of such claim on the Business or the Subsidiary, notify the Seller of such claim and the Seller shall have 3 (three) days from the date of such notice within which to settle such claim and if the Seller fails to settle such claim, the Purchaser shall be entitled to terminate this Agreement by giving written notice of such termination to the Seller within 7 (seven) days from the date of expiry of the 3 (three) days referred to in this clause 18.5.4;

18.5.5 the Seller shall not distribute to the shareholders of the Seller any part of the proceeds of the sale contemplated in this Agreement whether by way of liquidation dividend, dividend in anticipation of liquidation or any other form of distribution or payment in the event that any claim has been made in respect of any of the indemnities referred to in clause 18.4, provided that the Seller shall be entitled so to distribute the proceeds of the sale contemplated in this Agreement if the 7 (seven) days from the date of expiry of the 3 (three) days referred to in clause 18.5.4 has expired and:

18.5.5.1 the Purchaser has not terminated the Agreement upon written notice to the Seller in terms of clause 18.5.4; and

18.5.5.2 no dispute exists between the Parties in respect of such claim or termination,

            subject to clause 4.3;

18.5.6 in order for the Purchaser to exercise its rights in terms of this clause 18, the Seller shall give the Purchaser access to the Business and the Subsidiaries (including, without being limited to, all documents, financial records and financial information) and shall cooperate with the Purchaser by providing full information on the claim received and the steps taken by the Seller to settle such claim; and

18.5.7 the Purchaser shall send a written notice to the Seller at least 24 (twenty four) hours before the commencement of the general meeting of the shareholders of the Seller called to approve the sale of the Business and the Equity Interests referred to in clause 2.2.5, stating whether or not it has become aware of any claim in respect of any of the indemnities referred to in clause 18.4, if so the nature of such claim and whether or not it has had the reasonable opportunity to assess the materiality of such claim. If the Purchaser has had the reasonable opportunity to assess the materiality of such claim the notice shall state whether or not it wishes to exercise its rights in terms of clause 18.5.4 because of the Seller's failure to settle such claim. To the extent that the Purchaser notifies the Seller of its intention not to terminate this Agreement as a result of such failure only, the Purchaser shall be deemed to have waived its right to terminate the Agreement as a result of such failure. For the avoidance of doubt, it is agreed that the Purchaser shall be entitled to exercise its rights in terms of clause 18.5.4 at any time in respect of a claim that the Purchaser becomes aware of after the written notice referred to in this clause 18.5.7.


19.      INSOLVENCY NOTICES

19.1 The Parties agree to dispense with the publication of notices in respect of the sale of the Business as required in terms of section 34(1) of the Insolvency Act, 1936.

19.2 The Seller indemnifies the Purchaser against all losses, damages and costs which the Purchaser may suffer, sustain or incur in consequence of any action or other steps being taken by any of the creditors of the Seller against the Purchaser or against or in relation to the Business or any of the Assets as a result of the Seller being wound up or placed under judicial management, provided, however, that the Seller does not indemnify the Purchaser in respect of any actions being brought or other steps being taken against the Purchaser as a result of the Purchaser failing to discharge the Liabilities which it has undertaken to discharge in terms of this Agreement.


20.      DELEGATION OF OBLIGATIONS IN RESPECT OF UNCLAIMED DIVIDENDS

         Subject to the passing by the shareholders of the Seller and the registration by the Registrar of Companies of a special resolution to amend article 118 of the articles of association of the Seller to provide for the delegation of the Seller's obligation to pay unclaimed dividends which have not been forfeited to the Seller and a resolution authorising such delegation, and with effect from the first Business Day following the expiry of a period of 5 (five) calendar months after the date of the distribution to the shareholders of the Seller of the proceeds of the sale contemplated in this Agreement whether by way of liquidation dividend, dividend in anticipation of liquidation or any other form of distribution or payment, or such earlier date, after such distribution, as the Seller may determine by written notice to the Purchaser ("the delegation date"):

20.1 the Seller shall delegate to the Purchaser, and the Purchaser shall accept such delegation, with effect from the delegation date, all the Seller's obligations to shareholders of the Seller to pay unclaimed dividends which have not been forfeited to the Seller; and

20.2 the Seller shall, with effect from the delegation date, pay to the Purchaser all cash in the Seller's unclaimed dividend account and the Seller shall within 14 (fourteen) days of the delegation date deliver a certificate signed by the Auditors certifying that the amount so paid was correct and was sufficient to discharge the Seller's obligation to pay unclaimed dividends which have not been forfeited to the Seller at the delegation date.


21.      ARBITRATION

21.1 Any dispute between the Parties in regard to any matter arising out of this Agreement or its interpretation or their respective rights and obligations under this Agreement or its cancellation or any matter arising out of its cancellation, shall be submitted to and decided by arbitration in accordance with the rules of the Arbitration Foundation of Southern Africa, by an arbitrator agreed upon between the Parties or, failing agreement, appointed by that Foundation.

21.2 Unless otherwise agreed by the Parties in writing the arbitration shall be held in Johannesburg in the Gauteng Province.

21.3 The arbitrator shall be obliged to give the reasons for any decision made by him in the course of the arbitration.

21.4 Subject to the other provisions of this clause 20, each arbitration shall be held in accordance with the provisions of the Arbitration Act, 1965, as amended.

21.5 Nothing in this clause 20 shall preclude either Party from seeking any interim relief from any competent court having jurisdiction pending the institution of any arbitration proceedings in terms of this clause 20.


22.      GENERAL

22.1     Severance

         If any provision of this Agreement, which is not material to its efficacy as a whole, is rendered void, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the Parties shall endeavour in good faith to agree an alternative provision to the void, illegal or unenforceable provision.

22.2     Survival of Rights, Duties and Obligations

         Termination of this Agreement for any cause shall not release a Party from any liability which at the time of termination has already accrued to such Party or which thereafter may accrue in respect of any act or omission prior to such termination.

22.3     Costs

         The Purchaser shall:

22.3.1 bear all costs in respect of the negotiation and preparation of this Agreement and the preparation and lodging of the application to the Competition Commission, established in terms of the Competition Act, 1998, ("the Competition Commission") in terms of clause 2.2.1, and all other transaction costs as set out in APPENDIX 24, subject to a maximum amount of R8 000 000,00 (eight million Rand) excluding value added tax;

22.3.2 if the special resolution for the voluntary winding up of the Sellers is passed and registered, pay the liquidator's costs as set out in APPENDIX 25, which costs shall not exceed R130 000,00 (one hundred and thirty thousand Rand) excluding value added tax;

22.3.3 pay all stamp duty and other taxes or duties payable on the transfer of the Sale Shares; and

22.3.4 shall pay the filing fee payable to the Competition Commission in respect of the sale of the Business.

22.4     Entire Agreement

         This Agreement contains the entire agreement between the Parties in respect of the sale and purchase of the Business and the Assets.

22.5     Non-variation

         Save as otherwise expressly provided no agreement to amend, add to or otherwise vary or waive any of the provisions of this Agreement or to cancel or terminate it shall be effective unless made in writing and duly signed by the Parties or on their behalf by their duly authorised agents.

22.6     Assignment

22.6.1 Save as otherwise expressly provided in this Agreement, neither of the Parties may assign this Agreement or any of its rights or obligations under it without the prior written consent of the other Party.

22.6.2 Notwithstanding anything to the contrary in this Agreement, the Purchaser shall be entitled to assign this Agreement or any of its rights or obligations under it to any company which is its holding company or a subsidiary of it, or of its holding company. For the avoidance of doubt the Purchaser shall be entitled to assign its rights and/or obligations in respect of the American Subsidiaries and the Island Pacific Sale Shares to a subsidiary of The Sage Group plc incorporates in the United States of America.

22.7     Further Assurance

         The Parties shall co-operate with one another and execute and deliver to the other Party such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm their rights and the intended purpose of this Agreement.

22.8     Counterparts

         This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The Parties may enter into this Agreement by signing any such counterpart.

22.9     Successors Bound

         This Agreement shall be binding on and shall inure for the benefit of the successors and permitted assigns and personal representatives (as the case may be) of each of the Parties.

22.10    Good Faith

         The Parties undertake to each other to do all things reasonably within their power which are necessary or desirable to give effect to the spirit and intent of this Agreement.

22.11    Governing Law

         The validity of this Agreement, its interpretation, the respective rights and obligations of the Parties and all other matters arising in any way out of it or its expiration or earlier termination for any reason shall be determined in accordance with the laws of South Africa, without giving effect to the principles of conflict of laws.


23.      ADDRESSES FOR LEGAL PROCESS AND NOTICES

23.1 The Parties choose for the purposes of this Agreement the following addresses and telefax numbers:

23.1.1   the Purchaser:    c/o The Sage Group plc
                           Benton Park Road
                           Sage House
                           Newcastle Upon Tyne
                           NE7 7L2
                           Telefax No: +44 191 255 0306
                           For Attention: Mr Paul Walker

23.1.2   the Seller        Softline Technology Park
                           151 Katherine Street
                           Atholl Ext. 13
                           Sandton 2031
                           Telefax No: (011) 292 8201
                           For Attention: Mr Ivan Epstein

23.2 Any legal process to be served on the Parties may be served on it at the address specified for it in clause 23.1 and it chooses that address as its domicilium citandi et executandi for all purposes under this Agreement.

23.3 Any notice or other communication to be given to the Parties in terms of this Agreement shall be valid and effective only if it is given in writing, provided that any notice given by telefax shall be regarded for this purpose as having been given in writing.

23.4 A notice to a Party which is sent by registered post in a correctly addressed envelope to the address specified for it in clause 23.1 shall be deemed to have been received (unless the contrary is proved) within 14 (fourteen) days from the date it was posted, or which is delivered to the Party by hand at that address shall be deemed to have been received on the day of delivery, provided it was delivered to a responsible person during ordinary business hours.

23.5 Each notice by telefax to a Party at the telefax number specified for it in clause 23.1 shall be deemed to have been received (unless the contrary is proved) within 4 (four) hours of transmission if it is transmitted during normal business hours of the receiving Party or within 4 (four) hours of the beginning of the next Business Day after it is transmitted, if it is transmitted outside those business hours.

23.6 Notwithstanding anything to the contrary in this clause 23, a written notice or other communication actually received by a Party (and for which written receipt has been obtained) shall be adequate written notice or communication to it notwithstanding that the notice was not sent to or delivered at its chosen address.

23.7 A Party may by written notice to the other Party change its address for the purposes of clause 23.1 to any other address (other than a post office box number) provided that the change shall become effective on the 7th (seventh) day after the receipt of the notice.


24.      EXERCISE OF THE STEVEN BECK OPTION

         In the event that Steven Beck exercises the option to acquire all or part of the shares held by the Seller in Island Pacific, the Seller undertakes to apply the proceeds it receives in respect of such sale to repay the loans referred to in clauses 4.1.3, 4.1.4 and 4.1.5, on or before the Closing Date and the amount of the Liabilities assumed by the Purchaser in terms of clauses 4.1.3, 4.1.4 and 4.1.5, as the case may be, shall be reduced by the same amount.

SIGNED at Sandton on 26 AUGUST 2003.

                             For: SOFTLINE LIMITED

                             /s/ R. Wilkie
                             -----------------------------

                             Signatory:  R. Wilkie
                             Capacity:   C.F.O.
                             Authority:  Board Resolution


SIGNED at Newcastle on 26 AUGUST 2003.

                             For: FLAGMAN INVESTMENTS (PROPRIETARY) LIMITED

                             /s/ Paul Walker
                             -----------------------------
                             Signatory:  Paul Walker
                             Capacity:   C.E.O.
                             Authority:  Board Resolution